UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 8, 2005

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bally Total Fitness Holding Corporation (the “Company”) approved the following compensation arrangements applicable to the Company’s senior officers, including the Chief Executive Officer (the “CEO”) and the next four most highly compensated executive officers as of the end of fiscal 2004. In addition, the Company modified its employment agreement with Harold Morgan, the Company’s Senior Vice President, Chief Administrative Officer.

(a)         Payment of Annual Incentive Compensation for Fiscal Year 2004.

The Company provides annual cash incentive compensation for executive officers and other employees in accordance with the established methodologies approved by the Compensation Committee.

•	For fiscal 2004, the Compensation Committee: (i) selected Company-wide EBITDA and gross committed revenues as the financial performance goals, as well as certain personal goals applicable to each participant; (ii) set target bonus levels consistent with prior years at 70% of base salary for the CEO and 50% of base salary for senior vice presidents; and (iii) determined, consistent with prior years, that actual bonus payments may range from 0% to 150% of the target bonus level, depending on the level of achievement versus the established goals. In accordance with these parameters, the Compensation Committee on March 8, 2005 determined on the basis of the Company’s 2004 financial performance and attainment of participants’ personal goals to award annual bonus payments for the named executive officers for 2004 as follows:

Name	Title	2004 Bonus

Paul A. Toback	Chairman, President and Chief Executive Officer	$400,000

William G. Fanelli	Senior Vice President, Acting Chief Financial Officer	$175,000

Cary A. Gaan	Senior Vice President, Special Counsel to the President	$100,000

John H. Wildman	Senior Vice President, Chief Operating Officer	$175,000

Harold Morgan	Senior Vice President, Chief Administrative Officer	$175,000

(b)         Stock Option and Restricted Stock Awards.

Effective as of March 8, 2005, the Compensation Committee approved the grant of the following stock option and restricted stock awards to the named executive officers under the Company’s 1996 Long-Term Incentive Plan, as amended. The exercise price of the stock options was set at a 20% premium to the closing price of the Company’s common stock on the New York Stock Exchange at March 7, 2005.

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# of Shares
		Underlying Stock	# of Restricted
Name	Title	Option Grant (1)	Shares (2)

Paul A. Toback	Chairman, President and Chief Executive Officer	170,000	120,000

William G. Fanelli	Senior Vice President, Acting Chief Financial Officer	60,000	30,000

Cary A. Gaan	Senior Vice President, Special Counsel to the President	25,000	10,000

John H. Wildman	Senior Vice President, Chief Operating Officer	60,000	30,000

Harold Morgan	Senior Vice President, Chief Administrative Officer	80,000	55,000

(1)	Stock option grants are nonqualified stock options with an exercise price of $4.21 per share, equal to a 20% premium over the closing price of the Company's common stock on the New York Stock Exchange at March 7, 2005, which vest and become exercisable in equal increments of one-third of the number of shares underlying the grant as of each of the first three anniversaries of the date of grant, subject to continuing service with the Company and subject to the other applicable terms and conditions of the 1996 Long-Term Incentive Plan, as amended.

(2)	Restricted Stock is issued in the recipient's name and is held by the Company until vested. The restricted stock generally vests and is no longer subject to restrictions on the earlier of the date (i) that is four years after the date of issuance, (ii) of a change in control of the Company, (iii) of the recipient's death, or disability, so long as the employee remains employed by the Company through such date. However, the restricted stock will automatically vest and no longer be subject to restrictions if the employee's employment is terminated by the Company without cause.

(c)         Inducement Award Plan.

On March 8, 2005, the Compensation Committee adopted an Inducement Plan as a means of providing equity compensation in order to induce individuals to become employed by the Company. The Inducement Plan was adopted solely because the Company’s 1996 Long-Term Incentive Plan may not have sufficient shares available to provide necessary equity inducement for new employees. The Inducement Plan provides for the issuance of up to 600,000 shares of the Company’s common stock. Stockholder approval of the Inducement Plan is not required under the rules of the New York Stock Exchange. Once a new equity incentive plan is approved by the Company’s stockholders, the Company does not intend to make any further grants under the Inducement Plan. A copy of the Inducement Plan is attached hereto as Exhibit 10.1.

On March 8, 2005, the Compensation Committee approved the grant of the following stock option and restricted stock awards under the Inducement Plan. The awards granted under the Inducement Plan were announced in a press release dated March 10, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

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# of Shares
		Underlying Stock	# of Restricted
Name	Title	Option Grant (3)	Shares (4)

Marc D. Bassewitz	Senior Vice President, Secretary and General Counsel	25,000	100,000

David S. Reynolds	Controller	10,000	10,000

(3)	Stock option grants are nonqualified stock options, which vest and become exercisable in equal increments of one-third of the number of shares underlying the grant as of each of the first three anniversaries of the date of grant, subject to continuing service with the Company and subject to the other applicable terms and conditions of the Inducement Plan.

(4)	Restricted Stock is issued in the recipient's name and is held by the Company until vested. The restricted stock generally vests and is no longer subject to restrictions on the earlier of the date (i) that is four years after the date of issuance, (ii) of a change in control of the Company, (iii) of the recipient's death, or disability, so long as the employee remains employed by the Company through such date. However, the restricted stock will automatically vest and no longer be subject to restrictions if the employee's employment is terminated by the Company without cause.

(d)         New Employment Agreement with Harold Morgan.

On March 8, 2005, the Company modified its Employment Agreement with Harold Morgan (the “Executive”) to provide for the Executive’s continued employment as Bally’s Senior Vice President, Chief Administrative Officer (the “Agreement”).

The Agreement provides for employment with Bally until December 31, 2007 (the “Termination Date”) unless the Agreement is earlier terminated in accordance with its terms. The term of the Agreement will be automatically extended each year for an additional 12 months on the anniversary date of the Termination Date unless either party provides notice of intent not to renew at least ninety (90) days prior to the then-current termination date.

The Agreement sets forth the terms of the Executive’s employment with Bally while he remains in his current position, including the following:

The Executive will receive an annual base salary of $350,000 and an annual incentive payment of up to 50% of the Executive’s base salary based on performance criteria established by Bally’s Board of Directors. The Executive will also be eligible to participate in Bally’s employee benefit plans, any other equity-based compensation plan offered by Bally, and certain other executive perquisites programs. Upon the Executive’s termination of employment for any reason, the Executive will be prohibited from (i) engaging in any activity that is competitive with or adverse to Bally for a period of 12 months, (ii) soliciting any of Bally’s clients or employees or disparaging Bally for a period of 24 months, and (iii) disclosing any of Bally’s confidential information.

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Upon the Executive’s termination by Bally without cause, the Executive will generally be entitled to receive a lump-sum payment equal to (i) the greater of (A) all amounts of base salary that would otherwise be payable for the remainder of the then-current term of employment and that remain unpaid, or (B) 1.5 times the Executive’s then-current annual base salary, plus (ii) if such termination occurs prior to the payment of the Executive’s annual bonus payable with respect to the immediately preceding calendar year, the full amount of the Executive’s annual bonus for such year, plus (iii) 1.5 times the Executive’s target annual bonus for the then-current calendar year, plus (iv) compensation for any unused earned vacation days. Upon such termination, the Executive would also be entitled to immediate vesting of all awards previously granted to him pursuant to the Company’s 1996 Long-Term Incentive Plan, subject to the conditions set forth in the plan, and the Executive’s medical benefits would extend for an 18-month period.

If Bally terminates the Executive’s employment without cause within two years of a change in control of Bally or the Executive terminates his employment with Bally for good reason, the Executive will generally be entitled to receive a lump-sum payment equal to (i) 200% of the sum of (A) the Executive’s highest annual base salary rate then in effect, and (B) the Executive’s target annual bonus for the year, plus (ii) if such termination occurs prior to the payment of the Executive’s annual bonus payable with respect to the immediately preceding calendar year, the full amount of the Executive’s annual bonus for such year, plus (iii) compensation for any unused earned vacation days. Upon such termination, the Executive would also be entitled to the same vesting of awards and extension of medical benefits described in the immediately preceding paragraph.

Within 120 days after the date that Paul A. Toback is no longer the Chief Executive Officer of the Company, the Executive may terminate his employment and will be entitled to receive an immediate lump-sum payment equal to no less than 60% of the sum of his (a) then-current annual base salary, and (b) target annual bonus for the then-current calendar year and may, upon approval by the Board, receive payment greater than 60% of the above-mentioned base salary and target annual bonus amounts, provided that such payment will be contingent upon the Executive’s giving the Board at least sixty (60) days’ advance written notice of his resignation date.

If the Executive’s employment with Bally terminates on the expiration date of the Agreement, other than for cause, the Executive will be entitled to receive an immediate lump-sum payment equal to (i) one times the Executive’s then-current annual base salary, plus (ii) if such termination occurs prior to the payment of the Executive’s annual bonus payable with respect to the calendar year in which such expiration date occurs, the full amount of the Executive’s annual bonus for such year, plus (iii) one times the Executive’s target annual bonus for such calendar year, plus (iv) compensation for any unused earned vacation days. Upon such termination, the Executive’s medical benefits would extend for the 18-month period described above.

The Executive would also be entitled to certain benefits upon death or long-term disability.

If the Executive’s employment is terminated by the Company for cause or if the Executive terminates voluntarily without good reason, the Executive would not be entitled to any of the above-described benefits upon termination.

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The Executive is entitled to certain tax adjustment payments in the event he is subject to any excise taxes under Internal Revenue Code Sections 280G or 4999 following a change in control of Bally. The Executive is also entitled to tax adjustment payments with respect to compensation recognized by the Executive upon vesting of shares of restricted stock. The tax adjustment payment shall equal the amount of income taxes payable only with respect to the (x) first twelve dollars ($12.00) following a change of control and (y) six dollars ($6.00) for all other vesting of compensation recognized by the Executive for each such share of stock, plus the income taxes attributable to such adjustment.

The preceding description of the terms of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

c. Exhibits

10.1	Inducement Plan and Award Agreement thereunder.

10.2	Employment Agreement between the Company and Harold Morgan.

99.1	Press release dated March 10, 2005, announcing the adoption of an Inducement Plan for New Employees.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: March 11, 2005	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel